                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Stratus Properties Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                    [Stratus Properties Logo Appears Here]

                              ------------------

                   Notice of Annual Meeting of Stockholders

                                 May 13, 1999

                              ------------------

                                                                 March 26, 1999

Date:           Thursday, May 13, 1999

Time:           1:30 p.m., Central Time

Place:          Hotel Crescent Court
                400 Crescent Court
                Dallas, Texas

Purpose:        . To elect two directors;

                . To ratify the appointment of the independent auditors; and

                . To transact such other business as may properly come before the meeting.

Record Date:    Close of business on March 16, 1999.

  Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                               By Order of the Board of
                                                Directors.

                                               /s/ KENNETH N. JONES
                                               Kenneth N. Jones
                                               General Counsel

Information about Attending the Annual Meeting

If you plan to attend the meeting, please bring the following:

  1. Proper identification.

  2. Proof of Ownership if your shares are held in "Street Name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is a letter from your broker stating that you owned Stratus Properties Inc. stock on the Record Date or an account statement showing that you owned Stratus Properties Inc. stock on the Record Date.

Only stockholders of record on the Record Date may attend or vote at the annual meeting.

                            Stratus Properties Inc.
                      98 San Jacinto Boulevard, Suite 220
                              Austin, Texas 78701

  The 1998 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 26, 1999.

  This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Stratus Properties Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on May 13, 1999, and at any adjournments thereof (the "Meeting").

Who Can Vote

  Each share of the Company's common stock that you held on the Record Date entitles you to one vote at the Meeting. On the Record Date, there were 14,288,270 shares of common stock (the "Common Stock") outstanding.

Voting Rights

  Inspectors of election will count votes cast at the Meeting. Directors are elected by plurality vote. All other matters are decided by majority vote present at the Meeting, except as otherwise provided by statute, our certificate of incorporation and our by-laws.

  Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the Meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Quorum

  A quorum at the Meeting is a majority of the Common Stock entitled to vote, present in person or represented by proxy. The persons whom the Company appoints to act as inspectors of election will determine whether a quorum exists. Shares of Common Stock represented by properly executed and returned proxies will be treated as present. Shares of Common Stock present at the Meeting that abstain from voting or are the subject of broker non-votes will be counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding Common Stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How Your Proxy Will Be Voted

  The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Meeting, whether or not you attend in person.

  Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, the proxy representing any Common Stock will be voted:

  . in favor of the proposed director nominees, and

  . for the ratification of the appointment of auditors.

  We expect no matters to be presented for action at the Meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting. The persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on any other matters that may properly come before the Meeting.

  Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

Proxy Solicitation

  The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York, to assist it in the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson's services will be $6,500 plus its reasonable out-of-pocket expenses. Representatives of the Company, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Stockholder Proposals

  If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to the Corporate Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701 by November 26, 1999.

  If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to the Corporate Secretary at the above address, by January 13, 2000 in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact the Corporate Secretary. Failure to comply with our by-law procedures and deadline may preclude the presentation of the matter at the Meeting.

Corporate Governance

  The Board of Directors, which held four meetings during 1998, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of four members. To provide for effective direction and management of the Company's business, the Board of Directors has established committees of the Board, including the Audit Committee and the Corporate Personnel Committee. The Board has no standing nominating committee.



   Audit Committee Members              Functions of the Committee                      Meetings in 1998
   -----------------------              --------------------------                      ----------------
Michael D. Madden, Chairman             . reviews financial statements of the Company           4
Robert L. Adair III
James C. Leslie                         . exercises general oversight of the integrity
                                          and reliability of the Company's accounting
                                          and financial reporting practices and the
                                          effectiveness of its system of internal
                                          controls

                                        . exercises general oversight of the activities
                                          of the Company's independent auditors, principal
                                          accounting officer, internal auditors and related
                                          matters

Corporate Personnel
Committee Members                       Functions of the Committee                      Meetings in 1998
--------------------                    --------------------------                      ----------------

James C. Leslie, Chairman               . please refer to the Corporate Personnel               5
Michael D. Madden                         Committee Report on Executive Compensation


Election of Directors

  The Board of Directors has fixed the number of directors at four. The Board consists of three classes, each of which serves for three years, with one class being elected each year. This table shows the members of the different classes of the Board and the expiration of their terms.

 Class            Expiration of Term                 Names of Class Members
 -----            ------------------                 ----------------------

 Class I        1999 Annual Stockholder Meeting      Robert L. Adair III
                                                     Michael D. Madden

 Class II       2000 Annual Stockholder Meeting      James C. Leslie

 Class III      2001 Annual Stockholder Meeting      William H. Armstrong III

  The Board has nominated each of the Class I directors named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of each of the Class I directors, unless otherwise directed. If, contrary to our present expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information About Nominees and Directors

  This table provides certain information as of March 5, 1999 with respect to each director nominee and each other director whose term will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                             Year First
   Name of Nominee or           Principal Occupations, Other Directorships   Elected a
        Director          Age         and Positions with the Company          Director
   ------------------     --- ---------------------------------------------  ----------
Robert L. Adair III        55 Director, President and Chief Operating           1998
                               Officer of Amresco, Inc., a diversified
                               financial services company. Director,
                               Chairman and Chief Executive Officer of
                               Amresco Capital Trust, a commercial mortgage
                               real estate investment trust.

William H. Armstrong III   34 Chairman of the Board, President and Chief        1998
                               Executive Officer of the Company. Chief
                               Operating Officer and Chief Financial
                               Officer of the Company until 1998. Executive
                               Vice President of the Company until 1996.

James C. Leslie            42 Director, President and Chief Operating           1996
                               Officer of The Staubach Company, a
                               commercial real estate services firm.
                               President of Wolverine Holding Company, a
                               real estate holding company. President of
                               Staubach Financial Services, a financial
                               real estate services firm, until March 1996.
                               Director of Amresco Capital Trust and
                               Wyndham International Inc.

Michael D. Madden          50 Partner of Questor Management Co., merchant       1992
                               bankers, since March 1999. Chairman of the
                               Board of Hanover Capital L.L.C., investment
                               bankers. Vice Chairman of the Board of
                               PaineWebber Incorporated, investment
                               bankers, until December 1995. Executive Vice
                               President and Chief Origination Officer of
                               Kidder Peabody Group Inc., investment
                               bankers, until December 1994. Executive
                               Managing Director and Head of Global
                               Business Development of Kidder Peabody Group
                               Inc. until September 1994. Director of
                               COMFORCE Corporation.

Director Compensation

 Cash Compensation

  Each non-officer director receives $500 for attending each Board committee meeting as well as an annual fee consisting of (a) $10,000 for serving on the Board, (b) $1,000 for each committee on which he serves, and (c) $1,000 for each committee of which he is the chairman. Each director receives a fee of $500 for attending each Board meeting and reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

 Stock Option Plan for Non-Employee Directors

  Each non-employee and non-officer director is eligible for the grant of options under the 1996 Stock Option Plan for Non-Employee Directors (the "1996 Plan"). On September 1 of each year, each eligible director will be granted an option to purchase 5,000 shares of Common Stock at 100% of the fair market value of the shares on the grant date. Each option granted under the 1996 Plan expires ten years after the grant date, and each eligible director may transfer his options during his lifetime to his immediate family members or certain entities owned by or for the benefit of his immediate family members or pursuant to a domestic relations order. In accordance with the 1996 Plan, on September 1, 1998, each eligible director was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $3.50.

Stock Ownership of Directors and Executive Officers

  This table shows how much Common Stock each director and named executive officer beneficially owned on December 31, 1998. The directors and executive officers as a group beneficially owned approximately 1.2%. Each individual holds less than 1% of the outstanding shares. Unless otherwise indicated, all shares shown are held with sole voting and investment power. This table also shows the number of shares each director and named executive officer could acquire as of March 1, 1999 upon the exercise of options granted pursuant to Company stock option plans.

                                                       Number of
                                           Number of    Shares    Total Number
                                           Shares Not Subject to   of Shares
                                           Subject to Exercisable Beneficially
Name of Beneficial Owner                    Options     Options      Owned
------------------------                   ---------- ----------- ------------
Robert L. Adair III                           3,000          0        3,000
William H. Armstrong III                     12,600     66,250       78,850
James C. Leslie                              71,000     11,250       82,250
Michael D. Madden                                 0     11,250       11,250
All directors and executive officers as a
 group (5 persons)                           86,600     88,750      175,350

Stock Ownership of Certain Beneficial Owners

  This table shows beneficial owners of more than 5% of the Company's outstanding Common Stock based on filings with the SEC. Unless otherwise indicated, all information is presented as of December 31, 1998, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                       Number of
                                                         Shares
                                                      Beneficially   Percent
      Name and Address of Person                         Owned       of Class
      --------------------------                      ------------   --------
      Goldman, Sachs & Co.                               759,196(1)     5.3%
      The Goldman Sachs Group, L.P.
      85 Broad Street
      New York, New York 10004

      The Guardian Life Insurance Company of America     858,000(2)     6.0%
      201 Park Avenue South
      New York, New York 10003

      Ingalls & Snyder LLC                             2,803,342(3)    19.6%
      61 Broadway
      New York, New York 10006

      Robert A. Day                                      740,510(4)     5.2%
      Oakmont Corporation
      865 South Figueroa Street
      Los Angeles, California 90017

---------
(1) Based on the Schedule 13G dated February 14, 1999 that Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. filed with the SEC, the companies share voting and investment power with respect to all 759,196 shares, and each disclaims beneficial ownership with respect to some of the shares.
(2) Based on the Schedule 13G dated February 11, 1998 that The Guardian Life Insurance Company of America filed with the SEC, The Guardian Life Insurance Company of America, through its affiliates, shares voting and investment power with respect to 357,000 of those shares.
(3) Based on the Schedule 13G dated February 4, 1999 that Ingalls & Snyder LLC filed with the SEC, Ingalls & Snyder LLC has sole voting and investment power with respect to 313,300 of those shares.
(4) Based on the amended Schedule 13G dated February 12, 1999 filed by Robert
    A. Day and Oakmont Corporation with the SEC, Robert A. Day beneficially owns all 740,510 shares and has sole voting and investment power with respect to 185,510 of those shares.

Executive Officer Compensation

  Richard C. Adkerson was a director and the Chairman of the Board until August 26, 1998 and was Chief Executive Officer until May 14, 1998. During this time, Mr. Adkerson was employed by another entity and performed his duties for the Company in accordance with a services agreement between the Company and a corporation in which the Company owns a 10% equity interest (the "Services Company"). In 1998 Mr. Adkerson's employer paid his compensation. Additionally, in 1998 the Services Company provided to the Company executive, technical, administrative, accounting, financial, tax and other services. The Company paid a fee to the Services Company of $1.0 million for 1998 based upon the sum of (a) the Services Company's expenses that were incurred on behalf of the Company, (b) the costs of goods, services and other items paid by the Services Company on behalf of the Company, and (c) an allocable portion of all other expenses incurred by the Services Company in connection with providing services to the Company, including the services provided by Mr. Adkerson.

  The current Chairman of the Board and Chief Executive Officer, William H. Armstrong III, was the only executive officer employed by the Company who earned in excess of $100,000 for services provided to the Company in 1998. The following table shows compensation that the Company paid to Mr. Armstrong and Mr. Adkerson (together, the "Named Executive Officers") for all services rendered to the Company and its subsidiaries in 1998, 1997 and 1996.

                          Summary Compensation Table

                                                               Long Term
                                                              Compensation
                                  Annual Compensation            Awards
                          ----------------------------------- ------------
                                                               Securities
   Name and Principal                            Other Annual  Underlying   All Other
        Position          Year  Salary   Bonus   Compensation   Options    Compensation
   ------------------     ---- -------- -------- ------------ ------------ ------------
William H. Armstrong III  1998 $190,417 $195,000        --       80,000       $8,104(1)
 Chairman of the Board,   1997  159,167  150,000    $1,000(2)    65,000       17,917(3)
 President and Chief      1996  150,000  120,000        --       25,000            0
 Executive Officer
Richard C. Adkerson       1998   25,000    --          767(4)    75,000        3,646(5)

---------
(1) Consists of Company contributions of $7,604 to defined contribution plans and $500 of director fees.
(2) Consists of matching gifts under the matching gifts program.
(3) Consists of Company contributions to defined contribution plans.
(4) Amount allocated to the Company for the payment of taxes in connection with certain benefits provided to Mr. Adkerson.
(5) Consists of $2,000 of director fees and the following payments allocated to the Company: (a) $1,336 toward defined contribution plans and (b) $310 toward premium payments for a universal life insurance policy.

                              ------------------

  This table shows all stock options that the Company granted to the Named Executive Officers during 1998.

                             Option Grants in 1998

                          Number of  Percent of
                          Securities  Options
                          Underlying Granted to Exercise
                           Options   Employees  or Base   Expiration     Grant Date
          Name            Granted(1)  in 1998    Price       Date     Present Value(2)
          ----            ---------- ---------- -------- ------------ ----------------
William H. Armstrong III    80,000      26.3%    6.1875  May 14, 2008     $356,000
Richard C. Adkerson         75,000      24.7%    6.1875  May 14, 2008     $333,750

---------
(1) The stock options will become exercisable over a four-year period. The stock options will become immediately exercisable in their entirety if (a) any person or group of persons acquires beneficial ownership of shares representing 20% or more of the Company's total voting power or (b) under certain circumstances, the composition of the Board of Directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof.
(2) The Black-Scholes option pricing model was used to determine the grant date present value of the options that the Company granted to Messrs. Armstrong and Adkerson. The grant date present value was calculated to be $4.45. The following facts and assumptions were used in making this calculation: (a) an exercise price for each stock option of $6.1875; (b) a fair market value of $6.1875 for one share on the grant date; (c) a term for options as set forth under the column labeled "Expiration Date"; (d) a stock volatility of 55.4%, based on an analysis of historical weekly closing prices of the Common Stock over a 52-week period; and (e) an assumed risk-free interest rate of 5.80%, this rate being equivalent to the yield on the grant date on a treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

                              ------------------

  This table shows all outstanding Company stock options held by each Named Executive Officer as of December 31, 1998. None of them exercised any Company stock options during 1998.

                      Option Values at December 31, 1998

                            Number of Securities
                           Underlying Unexercised     Value of Unexercised
                                 Options at          In-the-Money Options at
                              December 31, 1998         December 31, 1998
                          ------------------------- -------------------------
Name                      Exercisable/Unexercisable Exercisable/Unexercisable
----                      ------------------------- -------------------------
William H. Armstrong III       66,250/153,750           $ 90,781/$ 50,469
Richard C. Adkerson            95,000/210,000            173,750/ 183,750

Corporate Personnel Committee Report on Executive Compensation

  The Corporate Personnel Committee is composed of two independent directors who are responsible for the Company's executive compensation programs. The Committee's executive compensation philosophy is to:

  . emphasize performance-based compensation that balances rewards for short- and long-term results;

  . tie compensation to the interests of stockholders; and

  . provide a competitive level of total compensation in order to attract and retain talented executives.

  Executive officer compensation for 1998 included base salaries, annual cash incentive awards and long-term incentive compensation in the form of stock options.

 Base Salaries

  Richard C. Adkerson served as Chairman of the Board of the Company until August 26, 1998 and as Chief Executive Officer until May 14, 1998. As Chairman and Chief Executive Officer, he provided services to the Company pursuant to a services agreement between the Company and the Services Company and was paid salary, benefits and other compensation by the Company through this agreement. Additionally, he received director fees and stock options directly from the Company.

  William H. Armstrong III, who served as President and Chief Operating Officer prior to mid-1998 and Chairman of the Board, President and Chief Executive Officer thereafter, is the only executive officer whose salary is paid by the Company. His salary is based on his level of responsibility and the Committee's assessment of his performance. His salary was increased in 1998 in recognition of his new position and additional responsibilities.

 Annual Incentive Awards

  The Company provided annual cash incentives to its current Chief Executive Officer and other officers for 1998 through its performance incentive awards program. Each person selected to participate in the program is assigned a target award based on level of responsibility, which serves as a guideline amount. When determining the actual amounts awarded to participants for any year, the Committee considers both individual performance and Company performance as measured by operational and financial accomplishments.

  The Committee determined that the level of Company and individual performance achieved in 1998 warranted the payment of a cash bonus to the Chief Executive Officer in the amount shown in the Summary Compensation Table under the heading "Executive Officer Compensation."

 Long-Term Incentives

  The Company also grants long-term incentives to executive officers in the form of stock options. The stock option award guidelines are intended to reinforce the relationship between compensation and increases in the market price of the Company's common stock and align the executive officers' financial interests with those of the Company's stockholders. The Committee establishes guidelines based upon the position of each participating officer and then grants options within those guidelines based upon the Committee's subjective assessment of each participant's individual performance. The table entitled "Option Grants in 1998" under the heading "Executive Officer Compensation" shows the stock options that the Committee granted in 1998 to the current and former Chief Executive Officer, based upon the Committee's guidelines and subjective assessment.

 Section 162(m)

  Section 162(m) limits to $1 million a public company's annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Committee's policy is to monitor compensation levels and to qualify stock options or other elements of compensation as "performance based" in order to preserve deductibility where doing so will further the purposes of the Company's executive compensation programs and may be accomplished by the Committee.

    James C. Leslie, Chairman                    Michael D. Madden

Compensation Committee Interlocks and Insider Participation

  The current members of the Company's Corporate Personnel Committee are Messrs. Leslie and Madden. In 1998, no executive officer of the Company served as a director or member of the compensation committee of another entity, where one of the other entity's executive officers served as a director of the Company or on the Company's Corporate Personnel Committee.

Performance Graph

  The following graph compares the change in the cumulative total stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Real Estate Investment Companies Group from 1994 through 1998. This comparison assumes $100 invested on December 31, 1993 in (a) Stratus Properties Inc. Common Stock, (b) S&P 500 Stock Index and (c) Dow Jones Real Estate Investment Companies Group.

                    Comparison of Cumulative Total Return*
                Stratus Properties Inc., S&P 500 Stock Index &
               Dow Jones Real Estate Investment Companies Group


                             [Graph Appears Here]



                                                 December 31,
                                -----------------------------------------------
                                 1993    1994    1995    1996    1997    1998
                                ------- ------- ------- ------- ------- -------
Stratus Properties Inc......... $100.00 $ 77.78 $ 38.89 $ 66.67 $115.27 $ 83.33
S&P 500 Stock Index............  100.00  101.32  139.40  171.40  228.59  293.91
Dow Jones Real Estate
 Investment Companies Group....  100.00  104.51  124.31  171.34  210.01  169.40

* Total Return Assumes Reinvestment of Dividends

Ratification of the Appointment of Auditors

  The Board of Directors seeks stockholder ratification of the Board's appointment of Arthur Andersen LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for the year 1999. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen LLP not be ratified. One or more representatives of the firm will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

[Recycled paper logo
appears here]

                            STRATUS PROPERTIES INC.
   Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of
                           Stockholders, May 13, 1999

  The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones as proxies, with full power of substitution, to vote the shares of the undersigned in Stratus Properties Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 13, 1999, at 1:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.

  If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                          (continued on reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                              Please mark
                                                              your votes as
                                                              indicated in   [X]
                                                              this example

  The Board of Directors recommends a vote FOR:

  Item 1--Election of the                       FOR       WITHHELD
  nominees for directors.                       [ ]          [ ]
     Nominees for
     directors of Stratus
     Properties Inc.
     Robert L. Adair III
     Michael D. Madden
    FOR, EXCEPT WITHHELD FROM:
  -------------------------
  (Write nominee name(s) in the
  space provided above to withhold
  authority.)

  Item 2--Ratification of                       FOR     AGAINST   ABSTAIN
      appointment of                            [ ]       [ ]       [ ]
      Arthur Andersen LLP
      as independent
      auditors.


  Signature(s)
              ------------------------------------------      Dated:______ 1999

  You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted FOR the election of the nominees for directors and FOR Proposal 2.

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